Exhibit 10.10

*** CERTAIN MATERIAL (INDICATED BY THREE ASTERISKS IN BRACKETS) HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH (1) NOT MATERIAL AND (2) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Dragon Boat Biopharmaceutical (Shanghai) Limited.

AND

Adagene Inc.

Cooperation Agreement on International

Interests of [***] Project

May 2019

Cooperation Agreement on International Interests of [***] Project

This Cooperation Agreement on International Interests of [***] Project (this “Agreement”) is made and entered into by and among the following Parties on May 22, 2019 in Shanghai, the People’s Republic of China (“China” or the “PRC”):

Party A: Dragon Boat Biopharmaceutical (Shanghai) Limited.

Domicile: Building 5, No. 34, Lane 122, Chunxiao Road, Zhangjiang, Shanghai

Legal Representative: Zou Xun

Party B: Adagene Inc.

Domicile: Floor 4, Willow House, Cricket Square, P.O. Box 2582, Grand Cayman KY1-1103, Cayman Islands

Legal Representative: Peter Luo

(Party A and Party B are referred to individually as a “Party” and collectively as the “Parties”.)

WHEREAS:

1            Party A Dragon Boat Biopharmaceutical (Shanghai) Limited. (“Dragon Boat” or “Party A”) is a limited liability company incorporated and existing under the laws of the PRC with its unified social credit code of 91310115781107395X.

2            Party B Adagene Inc. (“Adagene” or “Party B”) is a limited liability company incorporated and existing under the laws of the Cayman Islands, which is international in nature and specializing in the development technology and global intellectual property of monospecific and bispecific antibodies, and focusing on building of new antibody product pipelines. The mailing address is 4/F, Building C14, Bionano Park, No. 218 Xinghu Street, Suzhou Industrial Park, postcode 215123. Party B’s wholly owned subsidiary is Agadene (Suzhou) Limited (“Party B’s Affiliate” or “Agadene Suzhou”). Adagene and Agadene Suzhou shall be referred to collectively as Party B and its Affiliate.

3            Party A and Party B intend to develop new monospecific antibody drugs in respect of [***] antibody binding site in PRC (the “[***] Project”, as defined in Article 1.1.1 for details), share the International Interests (as defined in Article 2.1.4 for details, the same below) and agree upon subsequent possible investment. In order to clarify the principles and the rights and obligations of the Parties, Party A and Party B decide to enter into the cooperation agreement first.

NOW, THEREFORE, based on the principles of equality and mutual benefit, Party A and Party B, through friendly consultation, agree as follows with respect to the cooperation under this Agreement.

Article 1 Purpose and Content of Cooperation on International Interests

1.1               Purpose of Cooperation on International Interests: Party A introduces the [***] Project from Party B and develops the [***] Project based on the preliminary research conducted by Party B. This Agreement shall set forth the proportion of International Interests of the Parties in such project.

1.1.1                     [***] Project refers to the data and patents of the monospecific antibody sequence generated against the [***] target, including stable cell lines, amino acid and cDNA sequences, biological activity, developability, etc., but excluding bispecific antibodies and/or antibody drug conjugates (ADC) against the [***] targets, as well as diagnostic antibodies, antibody prodrugs (Probody),and antibody-targeted nanoparticles (Nano-particles).

1.1.2                     cDNA refers to the DNA sequence corresponding to the anti-[***] antibody sequence.

1.1.3                     PRC or China refers to the People’s Republic of China, excluding Hong Kong, Macao, and Taiwan region.

1.1.4                     IND refers to the investigational new drug application, and IND under this Agreement shall specifically refer to the investigational new drug application within the territory of Mainland China (excluding Hong Kong, Macao and Taiwan region).

1.1.5                     [***] Project Products refer to the monospecific antibody drugs targeting [***] to be developed under the [***] Project.

1.2               Details of the cooperation on the [***] Project are set forth in the cooperation agreement with respect to the Greater China entered by the Parties together this Agreement.

Article 2 International Share of Interest and Intellectual Property Ownership

2.1               Party A and Party B agree to differentially share the International Interests of [***] Project, which shall be owned by and distributed to the Parties specifically:

2.1.1                     Sharing Principles of International Interests:

(1)             Upon the completion of IND, Party B shall be entitled to [***]% of the International Interests and Party A shall be entitled to [***]% of the International Interests respectively;

(2)             If Party B is responsible for carrying out the international clinical phase I-III study, then the Parties shall share the relevant costs and interests in accordance with the aforesaid International Interests sharing ratio;

(3)             In case of other circumstances, such as planned financing, introduction of other investors, adjustment of costs sharing ratio, etc., the interests sharing ratio shall be re-negotiated separately by the Parties and specified in a supplementary agreement.

2.1.2                     International refers to all countries and regions other than the Greater China.

2.1.3                     The Greater China Interests refer to all economic benefits (including, but not limited to, patent assignment fees, licensing fees, sales revenue, and sales commissions) derived from the [***] Project in the Greater China.

2.1.4                     International Interests refer to: All economic benefits (including but not limited to, patent assignment fees, licensing fees, sales revenue, and sales commissions) derived from the [***] Project in countries and regions outside of the Greater China.

2.2               Ownership of Intellectual Property

2.2.1                     The Parties agree that, after the effectiveness of this Agreement, all the results obtained by Party A relating to the research and development of such new [***] antibody molecules, including, without limitation, production cell lines, relevant technologies for the development process, pre-clinical application materials, clinical research materials and experimental data obtained in the process of research and development, shall be a part of the [***] Project and owned by Party A. Patents deriving from the core and key technologies of Party B and its Affiliate pertaining to the [***] molecule shall be applied for by Party B and the Parties shall share future benefits, and the Parties shall share the relevant costs and benefits of such international patents in accordance with the sharing ratio set forth in Article 2.1.

2.2.2                     Background Intellectual Property: Either Party shall retain all rights, title and interest in and to any Intellectual Property used in this Project which the Party or its Affiliate owned or have the right to use prior to the execution of this Agreement, or which is acquired independently of this Agreement (“Background Intellectual Property”). Party B’s Background Intellectual Property shall include, without limitation, any patent or know-how owned, controlled or otherwise used by Party B or Party B’s Affiliate relating to the discovery technology of monoclonal antibodies against other antigens which are not developed under the [***] Project.

2.2.3                     Improvements of Background Intellectual Property: In case where either Party or its Affiliate makes any improvement of the Background Intellectual Property during the research and development of the [***] Project, such Party shall retain all right, title and interest to such improved Background Intellectual Property.

2.2.4                     Party B hereby grants to Party A a license to use Background Intellectual Property of Party B and its Affiliate and improved Background Intellectual Property in relation to the [***] Project without compensation for the purpose of performing this Agreement. However, Party B shall not be responsible for obtaining the license of any intellectual property rights of any third party that need to be purchased for the purpose of performing this Agreement.

2.2.5                     Party A and Party B agree that, in principle, the intellectual property generated from the independent work of the Parties under this Agreement shall be respectively and independently owned by such Parties; the intellectual property generated from the cooperation between Party B’s Affiliate and Party A in connection with the development of the [***] Project Products shall be collectively owned by Party B, Party B’s Affiliate, and Party A, who shall also have the right to use such intellectual property free of charge.

2.3               Each Party agrees that, after the effectiveness of this Agreement, Party B shall have the dominance over (including authorizing any third party of) the International Interests of the [***] Project. In case where Party B intends to authorize the International Interests to any third party, Party B shall notify Party A 30 days in advance in writing of the offering price (Term Sheet), transferee and other relevant information; and Party A shall have the right of first refusal after paying a Non-refundable Earnest Money equaling [***]% of the total amount of the Term Sheet. If Party A waives the right of first refusal, Party A shall provide written consent to Party B regarding its authorization of the International Interests to such third party, and Party B shall ensure that the final transaction price shall not be lower than the amount of the offering price which has been notified to Party A. If Party B fails to receive the written consent from Party A within 30 days after the date of notification, it shall be deemed that Party A has automatically waived the right of first refusal.

2.3.1                     That Party B shall have the dominance over (including authorizing any third party of) the International Interests of the [***] Project means that, after the effectiveness of this Agreement, Party B shall retain the following rights, provided that the Party A’s right of first refusal set forth in this Article is guaranteed:

(1)             right to determine the global authorization or regional authorization of the International Interests of the [***] Project to any third party;

(2)             right to select and determine to whom the International Interest of the [***] Project shall be authorized or sold;

(3)             right to determine the price of the International Interests of the [***] Project to be authorized or sold.

2.3.2                     Non-refundable Earnest Money means that, Party A shall pay such Earnest Money as the consideration for the right of first refusal for the authorization of the International Interests. Thereafter, if Party A decides to waive such right of first refusal, Party B shall not return such Earnest Money; if Party A decides to exercise the right of first refusal, such Earnest Money can be used as the payment for the authorization of International Interests, including but not limited to the first installment of license fee, the milestone payment and sales commission.

2.3.3                     The right of first refusal means that, in case where Party B authorizes the International Interest of the [***] Project, under the same conditions, Party A shall have the priority over any third party to purchase the authorization of International Interests.

2.3.4                     Party B agrees that its dominance aforesaid shall not apply to the following circumstances:

(1)             where Party B maliciously exercises its dominance and causes material losses to the [***] Project;

(2)             where the assignment of International Interests is out of the purpose of injuring the Greater China Interests;

(4)             where the transferee is an Affiliate of Party B or its shareholders.

2.4               If the International Interests of the [***] Project are sold or authorized, in order to ensure the validity of such authorization, the Parties shall transfer all the relevant intellectual property rights, materials and data in relation to the [***] Project to each other to ensure the validity of International Interests.

Article 3 Responsibilities of the Parties

3.1               Exclusivity of the Project

Within three years after the effectiveness of this Agreement, Party B shall not develop on its own any monospecific antibody against the [***] target, nor shall it authorize any third party to the use of any sequences, cell lines, nanobodies, data, patented technology or other items. Any new projects in conflict with the interests of this project shall be determined by Party A and Party B’s Affiliate through consultation and Party A and Party B’s Affiliate shall have the prior cooperation right. However, the exclusivity obligation provided for in this Article shall exclude bispecific antibodies, antibody conjugates (ADC), diagnostic antibodies, antibody-targeted nanoparticles (Nano-particles) and antibody prodrugs (Probody).

3.2               Combined Therapy

The Parties have the right to independently carry out drug combination worldwide.

Article 4 Representations and Warranties

4.1               Party A and Party B represent and warrant that each Party has the requisite power to enter into, execute, deliver and perform this Agreement and any other documents required for the performance of this Agreement. This Agreement and any such other documents after taking effect constitute a legitimate, valid, binding and enforceable agreement between the Parties hereto.

4.2               Party A and Party B represent and warrant that the execution, delivery and performance of this Agreement will not conflict with or result in a breach of the provisions of, or constitute a default (or result in the exercise of any right of termination in accordance with the provisions thereof) under, or violate any of the following: (1) any material contract to which such Party is a party, unless the consent of the other party of such material contract has been obtained; (2) any PRC Law, or any judgment, decree or order of any court, tribunal, government or governmental agency having jurisdiction over such Party or any of its assets; or (3) the articles of association or business license of such Party.

4.3               Unless otherwise confirmed and agreed in writing by the other Parties, either Party shall keep confidential any Confidential Information relating to the other Parties which may come to its knowledge. Either Party shall cause its relevant personnel, counsels and auditing institutions to bear the same confidentiality obligation.

Article 5 Covenants

In addition to the obligations of the Parties under other provisions of this Agreement, the Parties covenant as follows:

5.1               The Parties hereto agree to cooperate with each other in completing any outstanding work relating to the cooperation under this Agreement as soon as possible. For this purpose, the Parties shall take or cause to be taken all necessary actions, including without limitation obtaining written consents of competent authorities or shareholders of such Party with respect to cooperation matters (if required), to ensure the full implementation of the terms of this Agreement. Any matters, which must be resolved during the implementation of this Agreement but is not stipulated in this Agreement, shall be settled by the Parties hereto through consultation and in a fair, equal and proper manner.

5.2               Each Party shall, with the utmost good faith, take economically reasonable approach to promote all aspects of the work of the [***] Project without reducing the actual effect.

Article 6 Cost Bearing

Party A and Party B shall be responsible for their own taxes and fees arising from their respective implementation of this Agreement.

Article 7 Liabilities for Breach

7.1               The occurrence of any of the following circumstances to any Party hereto shall constitute a breach of this Agreement:

7.1.1                     Breach of any obligation or covenant set forth herein;

7.1.2                     Any representation or warranty made by such Party in this Agreement is inconsistent with the facts or is misleading, whether made in good faith or in bad faith.

7.2               In case of any aforesaid breach of this Agreement, the non-breaching Party shall be entitled to request the breaching Party to rectify it within 30 days; if the breaching Party fails to rectify it within the specified period, the Parties may initiate arbitration in accordance with Article 10.2 of this Agreement. If such arbitration fails, the non-breaching Party shall be entitled to rescind this Agreement. Furthermore, the breaching Party shall indemnify the non-breaching Party against all claims, losses, liabilities, damages, costs and expenses directly caused to the non-breaching Party due to its breach.

Article 8 Force Majeure

8.1               Force Majeure under this Agreement means any objective event that is unforeseeable at the time of execution of this Agreement, is unavoidable among the Parties and the consequences of which cannot be overcome. Such objective events shall include without limitation, earthquakes, typhoons, flood, fire, war, strikes, riots, acts of governments, changes in law or the application thereof or any other instances which are unforeseeable, unavoidable or out of control, including objective instances which are accepted as Force Majeure in general international commercial practice.

8.2               If an event of Force Majeure occurs, a Party’s contractual obligations affected by such an event under this Agreement shall be suspended during the period of delay caused by the Force Majeure and the period for performance of such contractual obligations shall be automatically extended, with the extended period of performance equals to the period of delay and the affected Party shall not be responsible for the breach of this Agreement due to such delay.

8.3               In case of any Force Majeure, the party affected thereby shall, within 30 days upon occurrence of Force Majeure, provide the other Party with relevant documents notarized by a notary office to prove the occurrence of the Force Majeure event.

8.4               In the event of Force Majeure, the Parties shall immediately consult with each other in order to find an equitable solution and shall use all reasonable endeavours to minimize the consequences of such Force Majeure.

Article 9 Amendment, Rescission or Termination

9.1               Unless otherwise provided for herein, this Agreement shall be rescinded upon occurrence of any of the following circumstances:

9.1.1                     The Parties rescind this Agreement by mutual consensus through consultation;

9.1.2                     The Parties are unable to achieve the purpose of the Agreement due to Force Majeure;

9.1.3                     If a Party breaches the Agreement, the non-breaching Party may rescind this Agreement in accordance with Article 7.2;

9.1.4                     This Agreement is held invalid by courts or other competent authority;

9.1.5                     If the other Party encounters any accident detrimental to the continuous normal performance of this Agreement, such as inability to continue its operation and changes of key project members and fails to take effective measures to eliminate such adverse effects, the non-breaching Party shall be entitled to terminate this Agreement.

9.1.6                     This Agreement and “Cooperation Agreement on [***] Project, dated May 22, 2019, between Dragon Boat Biopharmaceutical (Shanghai) Limited. and Adagene (Suzhou) Limited” are complementary to each other. If the latter is rescinded, this Agreement shall be rescinded as well.

9.2               Upon the rescission of this Agreement in accordance with Article 9.1 aforesaid, the performance of this Agreement shall be terminated.

9.3               If this Agreement is rescinded due to the breach by a Party, the non-breaching Party’s right to request for damages shall not be affected thereby.

9.4               This Agreement may be changed and supplemented by unanimous agreement of the Parties. Any amendment and supplement to this Agreement shall be made in writing and come into effect after being duly executed by the Parties.

9.5               After the termination of this Agreement, all the tangible technical materials including but not limited to intellectual property, materials and data provided by Party B’s Affiliate for the [***] Project shall be returned by Party A and its Affiliate to Party B and its Affiliate.

Article 10 Governing Laws and Dispute Resolution

10.1        The Parties agree that the execution, performance, interpretation and dispute settlement of this Agreement shall be governed by the laws of the People’s Republic of China.

10.2        Any dispute arising from the execution and performance of this Agreement or in connection herewith shall be settled by the Parties through friendly consultation; if such dispute fails to be settled through consultation within 30 days from the occurrence of such dispute, either Party may submit such dispute to China International Economic and Trade Arbitration Commission for arbitration in accordance with its then effective arbitration rules. The place of arbitration shall be Shanghai. The arbitration award shall be final and binding to the parties.

During the arbitration period, the Parties shall continue to perform their obligations under this Agreement, except for the issues in dispute submitted for arbitration.

10.3        If there is any discrepancy between the interpretation of the terms hereof and the interpretation corresponding to the “Cooperation Agreement on [***] Project, dated May 22, 2019 between Dragon Boat Biopharmaceutical (Shanghai) Limited. and Adagene (Suzhou) Limited”, the interpretation of the latter shall prevail and supersede the interpretation of this Agreement.

Article 11 Confidentiality

11.1        Any Party hereto (the “Receiving Party”) shall keep strictly confidential the information including but not limited to technical materials, research reports and product information (the “Confidential Information”) obtained from or learnt from the Disclosing Party (the “Disclosing Party”) that may be reasonably deemed as confidential. The existence and terms of this Agreement (especially the information such as Agreement amount and technical indicators) are also considered Confidential Information. Confidential Information shall not include information that: (a) the Receiving Party has evidence to prove was obtained or known prior to its disclosure by the Disclosing Party; (b) becomes available to the public other than as a result of the Receiving Party’s misconduct or error; (c) becomes available to the Receiving Party in a justifiable and reasonable manner from a third party not under an obligation of confidentiality; and (d) is independently developed by the Receiving Party.

11.2        The Parties agree that, unless with the written consent of the Disclosing Party, the Receiving Party: (1) shall not use the Confidential Information for any purpose other than for the purpose of the performance of this Agreement; and (2) shall not disclose any Confidential Information to any third party, except for (1) disclosure to its employees, licensors, subcontractors, agents, representatives, counsels, consultants and other advisors under confidentiality obligation on a need-to-know basis for the purpose of performing this Agreement; and (2) inspection, disclosure or other activities required by governmental authorities, judicial proceedings, stock exchanges or relevant laws; provided that such disclosure shall be controlled to the extent necessary. The Receiving Party agrees to take any feasible measures to protect the Confidential Information with the confidential level no less stringent than the Receiving Party’s confidential level for its own Confidential Information or the information of similar nature, so as to prevent the disclosure and unauthorized use of the Confidential Information.

11.3        This Article of confidentiality supersedes any confidentiality agreement signed by the Parties before the effectiveness of this Agreement. The confidentiality term shall be valid during the validity term of this Agreement and 10 years after the termination of this Agreement.

Article 12 Subcontracting

Without Party B’s written approval, Party A shall not subcontract the research and development service under this Agreement to any third party. However, animal experiments, verification of cell plants and other work that must be or may be outsourced in accordance with the trade practice, and the use of services provided by its Affiliate are not subject to such restriction. For the purpose of this Article, “Affiliate” of a Party means any entity which, directly or indirectly, controls, is controlled by or is under common control with such Party. “Control” means (1) the ownership, directly or indirectly, of 50% or more of the equity interest in an entity, or (2) the right to directly or indirectly control the management decisions of an entity, by contract or otherwise.

Article 13 Limitation of Liability

Except for the indemnification liability assumed by a Party due to third party claims or damages resulting from willful misconduct or fraud of a Party, a Party hereto shall not be liable for any special, incidental, accidental, indirect or punitive losses or losses of similar nature, including but not limited to loss of anticipated revenue, loss of profits, unmarketable products or loss of opportunity in connection with this Agreement, regardless of whether such losses have been advised in advance or not.

To the extent permitted by law, in any cases, the maximum amount of liability of Party B under this Agreement shall be limited to the amount of all fees and charges that have been collected by Party B and its Affiliate under this Agreement, except for the damages caused by willful misconduct or fraud.

Article 14 Liability for Compensation

Each Party shall protect, indemnify, and hold harmless the other Party and its Affiliate, and their officers, directors, employees, and agents against any liability or losses arising from any claim, action, proceeding, or demand (collectively, “Claims”) made by a third party due to: (1) such Party’s representations are untrue, inaccurate, or incomplete, or materially breach any warranty of this Agreement; or (2) such Party materially breaches any provision of this Agreement.

Article 15 Miscellaneous

15.1        This Agreement shall come into force as of the execution date of this Agreement.

15.2        Any matters not mentioned herein shall be supplemented through consultation by the Parties. Any amendments or supplements to this Agreement shall be in writing and shall require the execution of the Parties and such amendments and the supplements shall constitute a part of this Agreement.

15.3        Neither Party may assign, or otherwise transfer, or purport to assign, all or any of its rights, interest, duties or obligations under this Agreement without the prior written consent of the other Party.

15.4        If any provision of this Agreement is held invalid by a court or other competent authority, the validity of the remaining provisions shall not be affected.

15.5        Notices from one Party to the other Party pursuant to the provisions of this Agreement shall be in writing, shall be written in Chinese and shall be deemed to have been effectively sent, made and delivered at (1) a notice delivered by hand; (2) a notice sent by confirmed or registered mail, postage prepaid; (3) a reputable courier service; or (4) a notice sent by telephone facsimile to the following addresses of each Party, unless a different address is designated by such Party:

To Party A:

Address: Building 5, No. 34, Lane 122, Chunxiao Road, Zhangjiang, Shanghai

Attention: HUANG Yingfeng

Tel: 021-50276016 -608

Fax: 021-50276016 -608

To Party B:

Address: Room 301, Floor C14, Bionano Science Park, No.218, Xinghu Street, Suzhou Industrial Park, Suzhou

Attention: LUO Peizhi

Tel: 008651287773616

Fax: 008651287773584

15.6        The headings of this Agreement are inserted for the convenience of reference only and shall not be used for the interpretation of this Agreement.

15.7        This Agreement is made in two counterparts with Party A and Party B holding one counterpart respectively and each counterpart shall have the same legal effect.

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Party A: Dragon Boat Biopharmaceutical (Shanghai) Limited.  (Seal)

Legal Representative/Authorized Representative:

Party B: Adagene Inc. (Seal)

Legal Representative/Authorized Representative: